Exhibit 99.01

CONTACTS:
	For Media Inquiries:	For Investor Inquiries:

	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross, CFA Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: (408) 541 4191 Fax: (408) 541 4192

CEPHEID REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

Record Commercial GeneXpert® System Placements and Strong Commercial Reagent Growth Highlight

Building Momentum as Xpert® Test Menu Expands

SUNNYVALE, California, January 30, 2014 – Cepheid (Nasdaq: CPHD) today reported revenue for the fourth quarter of 2013 of $113.3 million. Net loss was $10.3 million, or $(0.15) per share, which compares to revenue of $92.4 million and net income of $5.6 million, or $0.08 per share, in the fourth quarter of 2012. Fourth quarter results for 2013 included a $4.4 million, or $0.06 per share, charge primarily associated with a small, non-core restructuring and impairment of certain assets resulting from a realignment of operations.

Excluding stock compensation expenses, the restructuring expense (which includes an impairment of certain assets), and amortization of acquired purchased intangible assets, non-GAAP net income for the fourth quarter of 2013 was $2.3 million, or $0.03 per share. This compares to a non-GAAP net income of $14.2 million, or $0.20 per share, in the fourth quarter of 2012.

Fiscal 2013 Overview

For the year ended December 31, 2013, Cepheid reported revenue of $401.3 million which compares to revenue of $331.2 million in 2012. Net loss for the year was $18.0 million, or $(0.27) per share, which compares to net loss of $20.0 million, or $(0.30) per share, in 2012 which included a charge of $15.1 million, or $0.23 per share, associated with a litigation settlement.

Excluding stock compensation expenses, the restructuring expense (which includes impairment of certain assets), and amortization of acquired purchased intangible assets, non-GAAP net income for the year was $17.9 million, or $0.26 per share. This compares to a non-GAAP net income of $21.8 million, or $0.31 per share, for the full year 2012, which excluded stock compensation expenses, the amortization of purchased intangible assets, a litigation settlement and a tax benefit related to an intercompany intellectual property transaction.

“Clinical test revenue grew 25% in 2013, with notable strength in our Commercial Clinical Xpert reagents which grew 22%,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “We also placed a record number of GeneXpert systems in 2013, with strength in both our commercial and HBDC businesses, demonstrating the impact of our rapidly expanding Xpert test menu and global sales footprint.”

Continued Bishop, “Adoption of our high throughput Infinity system increased with a record 52 shipments in 2013, including 23 in the fourth quarter, further highlighting Cepheid’s position as a platform consolidator within the molecular diagnostics market. With a menu of 14 tests and growing, we believe the innovative GeneXpert system is the most compelling choice for labs of all sizes looking to leverage accurate and fast diagnostics without the costs and complexities traditionally associated with molecular technologies.”

Operational Overview

•	Fourth quarter of 2013 total Clinical sales of $101.0 million grew 23% from $82.2 million in the fourth quarter of 2012. For the year ended December 31, 2013, total Clinical sales of $359.9 million grew 26% from $286.3 million in 2012.

•	By industry, sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2013	2012	Change	2013	2012	Change
Clinical Systems	$20.2	$13.4	51%	$67.0	$52.8	27%
Clinical Reagents	80.8	68.8	17%	292.9	233.5	25%

Total Clinical	101.0	82.2	23%	359.9	286.3	26%
Non-Clinical	12.3	10.2	20%	41.4	44.9	-8%

Total Sales	$113.3	$92.4	23%	$401.3	$331.2	21%

•	By geography, sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2013	2012	Change	2013	2012	Change
North America
Clinical	$58.6	$54.3	8%	$212.4	$190.0	12%
Other	11.1	8.8	26%	37.0	38.6	-4%

Total North America	69.7	63.1	10%	249.4	228.6	9%
International
Clinical	42.4	27.8	52%	147.5	96.3	53%
Other	1.2	1.5	-21%	4.4	6.3	-30%

Total International	43.6	29.3	49%	151.9	102.6	48%

Total Sales	$113.3	$92.4	23%	$401.3	$331.2	21%

•	Commercial sales, including Clinical and Non-Clinical & Other, were $95.5 million in the fourth quarter of 2013 and $335.6 million for the full year 2013. Sales to High Burden Developing Countries (HBDC) in the fourth quarter of 2013 were $17.8 million and $65.7 million for the full year 2013.

•	During the fourth quarter of 2013, Cepheid placed a record total of 205 GeneXpert systems in its commercial Clinical business. Additionally, Cepheid placed a total of 178 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. For the year ended December 31, 2013, Cepheid placed a total of 619 GeneXpert systems in its commercial Clinical business and an additional 1,055 GeneXpert systems as part of its HBDC program. As of December 31, 2013, a cumulative total of 5,509 GeneXpert systems have been placed worldwide.

•	GAAP gross margin on sales was 47% and non-GAAP gross margin on sales was 50% in the fourth quarter of 2013, which compares to 54% and 56%, respectively, in the fourth quarter of 2012. GAAP gross margin on sales was 48% and non-GAAP gross margin on sales was 50% for the full year 2013, which compares to 54% and 55%, respectively, for the full year 2012.

•	Cash, cash equivalents and investments were $84.7 million as of December 31, 2013.

•	DSO was 42 days.

Business Outlook

For the fiscal year ending December 31, 2014, the Company expects:

•	Total revenue to be in the range of $446 to $461 million;

•	Net loss in the range of $(0.26) to $(0.21) per share;

•	Non-GAAP net income in the range of $0.24 to $0.29 per share.

Expected non-GAAP net income excludes approximately $33 million related to stock compensation expense and approximately $3 million related to the amortization of purchased intangible assets. The fully diluted share count for the year is expected to be approximately 69 million in the case of a net loss, and approximately 73 million shares in the case of net income.

The following table reconciles net income (loss) per share to the non-GAAP net income per share range:

	Guidance Range for Year
	Ending December 31, 2014
	Low	High
Net Income (Loss) Per Share	$(0.26)	$(0.21)
Stock Compensation Expense	(0.46)	(0.46)
Amortization of Purchased Intangible Assets	(0.04)	(0.04)

Non-GAAP Measure of Net Income Per Share	$0.24	$0.29

Accessing Cepheid’s Fourth Quarter and Full Year 2013 Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Thursday, January 30, 2014, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee stock-based compensation expense, amortization of purchased intangible assets, a restructuring in the quarter ended December 31, 2013, a tax benefit related to an intercompany intellectual property transaction in the quarter ended March 31, 2012, and litigation settlement expenses in the quarter ended September 30, 2012. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee Stock-based Compensation Expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Restructuring. The Company excluded a restructuring charge and impairment of certain assets totaling $4.4 million in the fourth quarter of 2013. In connection with the Company’s preparation of its annual operating plan, whereby the Company routinely assesses its investments to align its operations with its highest potential opportunities, the Company terminated a small international research team, eliminated a non-GeneXpert clinical product line acquired in a 2007 acquisition, including the impairment of an intangible asset of approximately $1.1 million and the write-down of approximately $0.2 million of inventory, and wrote-off certain manufacturing capital assets totaling approximately $1.3 million that management concluded will not be utilized and therefore have no future realizable value. The Company excluded this item as it believes it was non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Tax Benefit Related to Intercompany Intellectual Property (IP) Transaction. The Company excluded a tax benefit related to an intercompany IP transaction from its results for non-GAAP net loss for the quarter ended March 31, 2012. The Company excluded this item as it believes it was non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Litigation Settlement Expenses. These expenses consisted primarily of expenses related to the settlement of the Company’s litigation with Abaxis. This allocation was determined in accordance with ASC 450, Accounting for Contingencies (formerly SFAS No. 5), and ASC 605-25 (formerly EITF 00-21) using the concepts of fair value based on the past and estimated future revenue streams related to the products covered by the patents previously under dispute. Specifically, the amount recorded in the consolidated income statement as Litigation settlement in the quarter ended September 30, 2012 represented the fair value of the royalty paid on past revenue streams and the residual amount after allocating value to the future revenue streams. The Company excluded this item as it believes it was non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net loss/income and profitability, including on a non-GAAP basis, and the breadth and speed of test menu expansion. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; our success in increasing commercial and HBDC sales and the effectiveness of our sales personnel; the relative mix of commercial and HBDC sales; the performance and market acceptance of new products; sufficient customer demand, customer confidence in product availability and available customer budgets for our customers; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and international regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen supply, development and manufacturing problems; our ability to manage our inventory levels; our ability to successfully complete and bring on additional manufacturing lines; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Sales:
System and other sales	$22,263	$16,876	$76,763	$65,111
Reagent and disposable sales	90,998	75,557	324,529	266,101

Total sales	113,261	92,433	401,292	331,212
Costs and operating expenses:
Cost of product sales	60,483	42,896	207,933	153,365
Collaboration profit sharing	2,567	1,416	7,512	7,183
Research and development	25,340	17,299	80,197	71,673
Sales and marketing	21,922	16,294	79,941	61,907
General and administrative	12,854	9,470	41,719	43,298
Litigation Settlement	—	—	—	15,110

Total costs and operating expenses	123,166	87,375	417,302	352,536

Income (loss) from operations	(9,905)	5,058	(16,010)	(21,324)
Other income (expense), net	(264)	241	(807)	(4)

Income (loss) before income taxes	(10,169)	5,299	(16,817)	(21,328)
Benefit from (provision for) income taxes	(148)	345	(1,148)	1,285

Net income (loss)	$(10,317)	$5,644	$(17,965)	$(20,043)

Basic net income (loss) per share	$(0.15)	$0.09	$(0.27)	$(0.30)

Diluted net income (loss) per share	$(0.15)	$0.08	$(0.27)	$(0.30)

Shares used in computing basic net income (loss) per share	68,230	66,370	67,485	65,812

Shares used in computing diluted net income (loss) per share	68,230	68,787	67,485	65,812

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	December	December
	31, 2013	31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$66,072	$95,779
Short-term investments	8,837	—
Accounts receivable, net	52,202	43,999
Inventory	103,866	70,114
Prepaid expenses and other current assets	13,037	9,448

Total current assets	244,014	219,340
Property and equipment, net	84,886	54,830
Investments	9,820	—
Other non-current assets	958	913
Intangible assets, net	15,245	18,767
Goodwill	39,681	37,694

Total assets	$394,604	$331,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$52,609	$33,701
Accrued compensation	22,009	16,540
Accrued royalties	5,245	7,992
Accrued and other liabilities	7,246	4,235
Current portion of deferred revenue	8,183	9,599
Current portion of notes payable	194	183

Total current liabilities	95,486	72,250
Long-term portion of deferred revenue	3,424	1,156
Notes payable, less current portion	1,479	1,685
Other liabilities	8,975	8,911

Total liabilities	109,364	84,002

Shareholders’ equity:
Common stock	383,379	355,867
Additional paid-in capital	145,900	117,217
Accumulated other comprehensive income (loss)	(476)	56
Accumulated deficit	(243,563)	(225,598)

Total shareholders’ equity	285,240	247,542

Total liabilities and shareholders’ equity	$394,604	$331,544

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(17,965)	$(20,043)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	17,769	13,446
Amortization of intangible assets	5,418	4,965
Impairment of terminated patent license, acquired intangible assets and property and	2,855	1,399
Unrealized exchange differences	419	—
Stock-based compensation related to employees and consulting services rendered	27,635	24,496
Changes in operating assets and liabilities:
Accounts receivable	(6,960)	(6,443)
Inventory	(32,638)	(5,105)
Prepaid expenses and other current assets	(5,263)	(2,714)
Other non-current assets	150	(172)
Accounts payable and other current liabilities	17,334	(5,740)
Accrued compensation	5,421	(1,736)
Deferred revenue	837	575

Net cash provided by operating activities	15,012	2,928
Cash flows from investing activities:
Capital expenditures	(47,526)	(23,150)
Cash paid for intangible asset	—	(2,140)
Cash paid for technology licenses	(1,125)	—
Cost of acquisitions, net	(3,669)	(24,021)
Proceeds from maturities and sales of marketable securities and investments	3,850	—
Purchases of marketable securities and investments	(22,511)	—

Net cash used in investing activities	(70,981)	(49,311)
Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	27,512	27,079
Proceeds from notes payable	—	156
Principal payment of notes payable	(874)	(72)

Net cash provided by financing activities	26,638	27,163
Effect of exchange rate change on cash	(376)	(9)

Net increase (decrease) in cash and cash equivalents	(29,707)	(19,229)
Cash and cash equivalents at beginning of period	95,779	115,008

Cash and cash equivalents at end of period	$66,072	$95,779

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cost of sales	$60,483	$42,896	$207,933	$153,365
Stock compensation expense	(1,084)	(808)	(2,927)	(3,037)
Restructuring charge including impairment of intangibles	(2,651)	(1,038)	(2,651)	(1,038)
Amortization of purchased intangible assets	(345)	(527)	(2,349)	(1,525)

Non-GAAP measure of cost of sales	$56,403	$40,523	$200,006	$147,765
Gross margin on sales per GAAP	47%	54%	48%	54%
Gross margin on sales per Non-GAAP	50%	56%	50%	55%
Operating expenses	$60,116	$43,063	$201,857	$176,878
Stock compensation expense	(6,534)	(5,756)	(24,708)	(21,415)
Restructuring charge including impairment of intangibles	(1,783)	(328)	(1,783)	(328)
Amortization of purchased intangible assets	(458)	(376)	(1,715)	(1,452)

Non-GAAP measure of operating expenses	$51,341	$36,603	$173,651	$153,683
Income (loss) from operations	$(9,905)	$5,058	$(16,010)	$(21,324)
Stock compensation expense	7,618	6,564	27,635	24,452
Amortization of purchased intangible assets	803	903	4,064	2,977
Restructuring charge including impairment of intangibles	4,434	1,366	4,434	1,366
Litigation settlement	—	—	—	15,110

Non-GAAP measure of income from operations	$2,950	$13,891	$20,123	$22,581
Net income (loss)	$(10,317)	$5,644	$(17,965)	$(20,043)
Stock compensation expense	7,618	6,564	27,635	24,452
Amortization of purchased intangible assets	803	903	4,064	2,977
Restructuring charge including impairment of intangibles	4,201	1,093	4,201	1,093
Litigation settlement	—	—	—	15,110
Tax benefit related to intercompany IP transaction	—	—	—	(1,815)

Non-GAAP measure of net income	$2,305	$14,204	$17,935	$21,774
Basic net income (loss) per share	$(0.15)	$0.09	$(0.27)	$(0.30)
Stock compensation expense	0.11	0.09	0.41	0.37
Amortization of purchased intangible assets	0.01	0.01	0.06	0.04
Restructuring charge including impairment of intangibles	0.06	0.02	0.07	0.02
Litigation settlement	—	—	—	0.23
Tax benefit related to intercompany IP transaction	—	—	—	(0.03)

Non-GAAP measure of net income per share	$0.03	$0.21	$0.27	$0.33
Diluted net income (loss) per share	$(0.15)	$0.08	$(0.27)	$(0.30)
Stock compensation expense	0.11	0.09	0.41	0.35
Amortization of purchased intangible assets	0.01	0.01	0.06	0.04
Restructuring charge including impairment of intangibles	0.06	0.02	0.06	0.02
Litigation settlement	—	—	—	0.23
Tax benefit related to intercompany IP transaction	—	—	—	(0.03)

Non-GAAP measure of net income per share	$0.03	$0.20	$0.26	$0.31
Shares used in computing basic net income (loss) per share	68,230	66,370	67,485	65,812
Shares used in computing diluted net income (loss) per share	70,644	69,376	69,928	69,700